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THE LOEWEN GROUP INC.
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(NYSE, TSE, ME: LWN)                                                        NEWS


Contacts:
Thomas C. Franco                   Paul Wagler
                           Broadgate Consultants, Inc.

                             Chief Financial Officer
(212)232-222                       The Loewen Group Inc.
                                   Tel: (604) 293-7844



                              FOR IMMEDIATE RELEASE



                  LOEWEN GROUP DIRECTORS FORM SPECIAL COMMITTEE

              TO SUPERVISE PROCESS OF MAXIMIZING SHAREHOLDER VALUE

                -       Special Committee Appoints Executive Director
                -       New Board Appointments Contemplated
                - Third Quarter Earnings Expected To Be Lower Than Market Consensus


VANCOUVER, BC, October 6, 1998 -- The Loewen Group, Inc. (NYSE, TSE, MSE: LWN) today announced the formation by its Board of Directors of a Special Committee of independent, outside directors to supervise the Company's previously announced process for maximizing shareholder value.

The Special Committee will be chaired by The Right Honorable John N. Turner, former Prime Minister of Canada, and will include Mr. Charles B. Loewen, Mr. James D. McLennan, and Mr. Robert B. Lundgren. The Special Committee will work closely with the Company's investment bankers, Salomon Smith Barney, in evaluating the alternatives available to the Company.

Speaking on behalf of the Special Committee, Mr. Turner stated, "It is imperative that The Loewen Group take decisive action to maximize the value of our shareholders' investments. The Committee



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will take an active and primary role in evaluating and acting upon the choices facing the Company."

Chairman and CEO Raymond L. Loewen stated, "I welcome the appointment of the Special Committee. Its members bring to this process both a strong commitment to maximizing shareholder value and extensive experience that will be extraordinarily beneficial to the Company and its shareholders as the Company considers its alternatives."

SPECIAL COMMITTEE ACTIONS

Mr. Turner announced that the Special Committee has appointed Robert B. Lundgren, one of its members, as Committee Executive Director. In this capacity, Mr. Lundgren, on behalf of the Committee, will work on a full-time basis, directing the shareholder value maximization process, a process which is already well advanced. During that process, senior management of the Company will report to Mr. Lundgren. Mr. Lundgren was Chief Financial Officer of the Company from 1984 until September, 1993, a period of sustained, profitable growth for the Company. Mr. Lundgren has been a director of the Company since 1986 when the Company went public.


NEW BOARD APPOINTMENTS CONTEMPLATED

In connection with the formation of the Special Committee, Loewen's Board of Directors, by unanimous vote, also has initiated a search for two new independent directors. The current management directors on the Company's Board of Directors, other than Chairman Raymond L. Loewen, will retire as requested, but no later than the Company's next Annual General Meeting. The management directors who are expected to retire from the Loewen Board of Directors are Mr. Timothy Hogenkamp, Chairman of the Board of Loewen Group International Inc., the Company's subsidiary in the United States, Mr. Lawrence Miller, and Mr. Paul Wagler, Executive Vice President and Chief Financial Officer.


THIRD QUARTER PRELIMINARY EARNINGS REVIEW

Loewen reported, based upon preliminary information, that third quarter earnings are expected to be significantly below consensus analyst forecasts for the Company. The Company expects to report its third quarter results on or about November 5, 1998.

The Loewen Group Inc. is the second largest funeral home and cemetery operator in North America. The Company employs approximately 16,000 people and owns or operates more than 1,100 funeral homes and over 500 cemeteries across the United States, Canada, and the United Kingdom. Over 90 percent of the Company's revenue is derived from the United States.

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Note: Certain of the statements contained in the press release, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company's management, and the Company's assumptions regarding such performance and plans, are forward-looking in nature. Additional information concerning important factors that could cause actual results to differ from the forward-looking information contained in this release is included in the Company's publicly filed quarterly and annual reports.